EXHIBIT 10.38

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if disclosed or it otherwise contains personally identifiable information.

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REVENUE PURCHASE AGREEMENT

Agreement Dated: 5/30/2023                             between                                  (“         and the Merchant listed below (“Merchant” or “Seller”)

MERCHANT INFORMATION

Merchant’s Legal Name:   ZERIFY INC                                                                 D/B/A:    STRIKEFORCE

State of Incorporation / Organization: NJ Type Of Entity: Corporation

Physical Address: 1090 KING GEORGES POST RD STE 603

City: EDISON State: NJ Zip: 08837 Business Phone: ___________________________________________

Contact Name: MARK LEONARD KAY Cellphone Number: 610-246-4276 Email Address: marklkay@strikeforcetech.com

Purchase Price: $40,000.00 Purchased Percentage: 15% Purchased Amount: $ 59,960.00

Payment Frequency: DAILY Remittance $ 599.60

Prior Balance: $_____________

Merchant hereby sells, assigns and transfers to       (making       the absolute owner) in consideration of the Purchase Price specified above, the Purchased Percentage of all of Merchant’s Future Receipts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant’s customers’ and/or other   third party payers (the “Future Receipts” defined as all payments made by cash, check, electronic transfer or other form of monetary payment deposited into Merchant’s bank account), for the payments due to Merchant as a result of Merchant’s sale of goods and/or services (the “Transactions”) until the Purchased Amount has been delivered by or on behalf of Merchant to      .

Merchant is selling a portion of a future revenue stream to       at a discount, not borrowing money from      , therefore there is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by      . The Initial Daily Installment (“Remittance”) is a good faith estimate of (a) Purchased Percentage multiplied by (b) the daily average revenues of Seller during the previous calendar month divided by (c) the number of business days in the calendar month. Merchant going bankrupt or going out of business, or experiencing a slowdown in business, or a delay in collecting its receivables, in and of itself, does not constitute a breach of this Agreement.       is entering this Agreement knowing the risks that Merchant’s business may slow down or fail, and       assumes these risks based on Merchant’s representations, warranties and covenants in this Agreement, which are designed to give       a reasonable and fair opportunity to receive the benefit of its bargain. Merchant and Guarantor are only guaranteeing their performance of the terms of this Revenue Purchase Agreement, and are not guaranteeing the payment of the Purchased Amount. The initial Remittance shall be as described above. The Remittance is subject to adjustment and reconciliation as set forth in Paragraph 1.3 and Paragraph 1.4.

      will debit the Remittance each business day from only one depositing bank account, which account must be acceptable to, and pre-approved by       (the “Account”) into which Merchant and Merchant’s customers shall remit the Receipts from each Transaction, until such time as       receives payment in full of the Purchased Amount. Merchant hereby authorizes       to ACH debit the Agreed Remittance from the Account on the agreed upon Payment Frequency; a daily basis means any day that is not a United States banking holiday.       's payment of the Purchase Price shall be deemed the acceptance and performance by       of this Agreement. Merchant understands that it is responsible for ensuring that the Agreed Remittance to be debited by       remains in the Account and will be held responsible for any fees incurred by       resulting from a rejected ACH attempt or an Event of Default.       is not responsible for any overdrafts or rejected transactions that may result from      's ACH debiting the Agreed Remittance under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement between       and Merchant, upon the occurrence of an Event of Default under Section 3 of the REVENUE PURCHASE AGREEMENT TERMS AND CONDITIONS the Purchased Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

THE REVENUE PURCHASE AGREEMENT "TERMS AND CONDITIONS" AND THE "SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE" AND THE "AUTHORIZATION AGREEMENT", ARE ALL HEREBY INCORPORATED IN AND MADE A PART OF THIS REVENUE PURCHASE AGREEMENT.

FOR THE MERCHANT (#1) By:	MARK LEONARD KAY
	(Print Name)	(Signature)

FOR THE MERCHANT (#2) By:
	(Print Name)	(Signature)

BY OWNER (#1) By:	MARK LEONARD KAY
	(Print Name)	(Signature)
BY OWNER (#2) By:
	(Print Name)	(Signature)

PAGE 1

PURCHASE AGREEMENT TERMS AND CONDITIONS

1. TERMS OF ENROLLMENT TN PROGRAM

1.1 Merchant Deposit Agreement and Processor. Merchant shall (A) execute an agreement acceptable to      with a Bank acceptable to      to obtain electronic fund transfer services for the Account, and (B) if applicable, execute an agreement acceptable to      with a credit and debit card processor (the “Processor”) instructing the Processor to deposit all Receipts into the Account. Merchant shall provide      and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant’s receivables, receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes      and/or its agent(s) to withdraw from the Account via ACH debit the amounts owed to      for the receipts as specified herein and to pay such amounts to     . These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre-approved by      or not. This additional authorization is not a waiver of     ‘s entitlement to declare this Agreement breached by Merchant as a result of its usage of an account which      did not first pre-approve in writing prior to Merchant’s usage thereof. The aforementioned authorizations shall be irrevocable without the written consent of     .

1.2 Term of Agreement. This Agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by      as per the terms of this Agreement.

1.3 Reconciliation. As long as an Event of Default has not occurred, once each calendar month Merchant or      may request a reconciliation. All requests by Merchant hereunder must be in writing to                                              . Said request must include or Merchant must provide view only access to Merchant’s bank accounts as well as copies of the last two months of Merchant’s bank account statements, credit card processing statements, and accounts receivable report if applicable, for the requested month.      retains the right the request additional documentation such as bank login or Decision Logic access to view Merchant’s accounts. Upon receipt and reasonable verification of Merchant’s monthly bank statements,      shall reconcile Merchant’s account by either crediting or debiting the difference from or back to the Merchant’s bank account so that the amount debited in the immediately preceding calendar month equals the Specified Percentage of Merchant’s actual Receipts for that calendar month.      also shall then adjust the Remittance to more closely reflect the Merchant’s actual receipts by multiplying the Merchant’s actual receipts by the Purchased Percentage divided by the number of business days in the previous (2) calendar weeks. At the end of two (2) calendar weeks the Merchant may request adjustment to the Remittance pursuant to paragraph 1.4 or it is agreed that the Merchant’s Remittance shall return to the Remittance as agreed upon on Page 1 of this Agreement. Nothing set forth in this section shall be deemed to provide Merchant with the right to interfere with     ‘s right and ability to debit Merchant’s Account while the Request is pending or to unilaterally modify the Remittance Amount, in any method other than the ones listed in this Agreement.

1.4 Adjustments to the Remittance. If an Event of Default has not occurred, every 2 calendar weeks after the funding of the Purchase Price to Merchant, Merchant may give notice to      and request a decrease in the Remittance. All requests hereunder must be in writing to                                                  and shall include copies of the last two months of Merchant’s bank account statements, credit card processing statements, and accounts receivable report if applicable.      shall then modify the Remittance to more closely reflect the Merchant’s actual receipts by multiplying the Merchant’s actual receipts by the Purchased Percentage divided by the number of business days in the previous 2 calendar weeks. Merchant shall provide      with viewing access to their bank account as well as all information reasonably requested by      to properly calculate the Merchant’s Remittance. At the end of the two (2) calendar weeks the Merchant may request another adjustment pursuant to this paragraph or it is agreed that the Merchant’s Remittance shall return to the Remittance as agreed upon on Page 1 of this Agreements.

1.5 Financial Condition. Merchant and Guarantor(s) (as hereinafter defined and limited) authorize      and its agents to investigate their financial responsibility and history, and will provide to      any authorizations, bank or financial statements, tax returns, etc., as      deems necessary in its sole and absolute discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial and credit information.      is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

1.6 Transactional History. Merchant authorizes all of its banks, brokers and processor to provide      with Merchant’s banking, brokerage and/or processing history to determine qualification or continuation in this program and for collections purposes. Merchant shall provide      with copies of any documents related to Merchant’s card processing activity or financial and banking affairs within five days after a request from     .

1.7 Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless each of the following;      and any and each of Merchant and Guarantor’s Processors, Banks, Customers, or Account debtors, and each of its/their respective officers, employees, attorneys, agents or affiliates against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred resulting from (a) claims asserted by      for monies owed to      from Merchant and Guarantor and (b) actions taken in reliance upon any information or instructions provided by      and (c) litigation with Merchant and Guarantor and (d) any litigation or costs arising from or related to this Agreement or enforcement thereof.

1.8 No  Liability. In no event will      and its affiliates, attorneys, agents, or assigns be liable for any claims asserted by Merchant or Guarantors under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantors will be jointly liable for all of     ‘s and its affiliates’, attorneys’, agents’, or assigns’ attorney’s fees and expenses resulting therefrom.

1.9 Reliance on Terms. Section 1.1, 1.6, 1.7, 1.8 and 1.9 of this Agreement are agreed to for the benefit of     , Processor, Merchant and Guarantors banks, Customers and Account Debtors, as applicable and notwithstanding the fact that some of these parties are not a party of this Agreement, they may rely upon these terms and raise them as a defense in any action.

1.10 Sale of Receipts. Merchant and      agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount, and that such Purchase Price is not intended to be, nor shall it be construed as a loan from      to Merchant. Merchant agrees that the Purchase Price is in exchange for the Receipts pursuant to this Agreement, and that it equals the fair market value of such Receipts.      has purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Payments made to      in respect to the full amount of the Receipts shall be conditioned upon Merchant’s sale of products and services, and the payment therefore by Merchant’s customers. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest, it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines that      has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and      shall promptly refund to Merchant any interest received by      in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that      not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. As a result thereof, Merchant knowingly and willingly waives the defense of Usury in any action or proceeding.

1.11 Power of Attorney. Merchant and Guarantor irrevocably appoint      as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to      from Processor, or in the case of a violation by Merchant of Section 1or the occurrence of an Event of Default under Section 3 hereof, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant or Guarantor’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to     ; and (v) to contact Merchant and Guarantor’s banks and financial institutions using Merchant and Guarantor(s) personal information to verify the existence of an account and obtain account balances (vi) to file any claims or take any action or institute any proceeding which       may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount. In connection therewith, all costs, expenses and fees, including reasonable legal fees, shall be payable by Merchant and Guarantor.

1.12 Protections against Default. The following Protections 1 through 8 may be invoked by        immediately and without notice to Merchant and Guarantor in the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that has an adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant’s services and products including but not limited to direct deposit of any checks into an unauthorized bank account (b) Merchant changes its arrangements with Processor or the Bank in any way that is adverse to      ; (c) Merchant intentionally interrupts the operation of this business transfers, moves, sells, disposes, or otherwise conveys its business and/or assets without (i) the express prior written consent of      , and (ii) the written agreement of any       or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to      ; (d) Merchant takes any action, fails to take any action, or offers any incentive- economic or otherwise-the result of which will be to induce any customer or customers to pay for Merchant’s services with any means other than payments, checks or deposits that are settled through Processor or the approved bank account; (e) Merchant fails to provide       with view only bank log in to verify receipts or bank statements or credit card processing statements within three days after a request from      ; or (f) Merchant breaches any terms of this Agreement, including but not limited any of the Events of Default contained in Section 3.1 herein. These protections are in addition to any other remedies available to       at law, in equity or otherwise pursuant to this Agreement. i) the express prior written consent of      , and (ii) the written agreement of any       or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to      ; (e) Merchant takes any action, fails to take any action, or offers any incentive-economic or otherwise-the result of which will be to induce any customer or customers to pay for Merchant’s services with any means other than payments, checks or deposits that are settled through Processor; or (f) Merchant fails to provide       with copies of any documents related to Merchant’s card processing activity of financial and banking affairs within five days after a request from       These protections are in addition to any other remedies available to       at law, in equity or otherwise pursuant to this Agreement.

PAGE 2	Initials:

Protection 1. The full uncollected Purchased Amount plus all fees (including reasonable attorney’s fees) due under this Agreement and the attached Security Agreement become due and payable in full immediately.

Protection 2.       may enforce the provisions of the Limited Guaranty of Performance against the Guarantor(s).

Protection 3. If Merchant has signed a Confession of Judgment in favor of      , then upon an Event of Default,       may, without further notice, enter that Confession of Judgment as a Judgment with the Clerk of any Court designated and execute thereon.

Protection 4.       may enforce its security interest in the Collateral.

Protection 5. The entire Purchased Amount and all fee (including reasonable attorney’s fees) shall become immediately payable to       from Merchant.

Protection 6.       may proceed to protect and enforce its right and remedies by lawsuit or as allowed by this Agreement. In any such lawsuit, Merchant shall be liable for all of      ‘s costs of the lawsuit, including but not limited to all reasonable attorneys’ fees and court costs.

Protection 7. This Agreement shall be deemed Merchant’s Assignment of Merchant’s Lease of Merchant’s business premises to       Upon breach of any provision in this Agreement,       may exercise its rights under this Assignment of Lease without prior Notice to Merchant.

Protection 8.       may debit Merchant’s depository accounts wherever situated by means of ACH debit or fOAimile signature on a computer-generated check drawn on Merchant’s bank account or otherwise for all sums due to

1.13 Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor, in respect to himself or herself personally, authorizes       to disclose information concerning Merchant’s and each Owner’s and each Guarantor’s credit standing (including credit bureau reports that       obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant and each Owner and each Guarantor hereby and each waives to the maximum extent permitted by law any claim for damages against       or any of its affiliates relating to any (i)investigation undertaken by or on behalf of as permitted by this Agreement or (ii) any disclosure of information.

1.14 Confidentiality. Merchant and Guarantor understands and agrees that the terms and conditions of the products and services offered by      , including this Agreement and any other       documents (collectively, “Confidential Information”) are proprietary and confidential information of       Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of        to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this section. A breach hereof entitles       to not only damages and reasonable attorney’s fees but also to both a Temporary Restraining Order and a Preliminary Injunction without Bond or Security.

1.15 Publicity. Merchant and each of Merchant’s Owners and all Guarantors hereto all hereby authorizes        to use its, his or her name in listings of clients and in advertising and marketing materials.

1.16 D/B/A’s. Merchant and Guarantor hereby acknowledges and agrees that        may be using “doing business as” or “d/b/a” names or representatives in connection with various matters relating to the transaction between        and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

2. REPRESENTATTONS, WARRANTTES AND COVENANTS

Merchant represents warrants and covenants that, as of this date and during the term of this Agreement:

2.1 Financial Condition and Financial Information. Merchant’s and Guarantors’ bank and financial statements, copies of which have been furnished to       , and future statements which will be furnished hereafter at the discretion of       , fairly represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant and Guarantors have a continuing, affirmative obligation to advise        of any material adverse change in their financial condition, operation or ownership.        may request bank, credit card processing or financial statements at any time during the performance of this Agreement and the Merchant shall provide them to        within five business days after request from        Merchant’s failure to do so is a material breach of this Agreement.

2.2 Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

2.3 Authorization. Merchant and Guarantor, and the person(s) signing this Agreement on their behalf, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4 Use of Funds. Merchant agrees that it shall use the Purchase Price for business purposes and not for personal, family, or household purposes.

2.5 Electronic Check Processing Agreement. Merchant will not change its Processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant’s obligations under this Agreement, without       ‘s prior written consent. Any such changes shall be a material breach of this Agreement.

2.6 Change of Name or Location. Merchant will not conduct Merchant’s businesses under any name other than as disclosed to the Processor and       , nor shall Merchant change any of its places of business without prior written consent by

2.7 Daily Batch Out. Merchant will batch out receipts with the Processor on a daily basis if applicable., nor shall Merchant change any

2.8 Estoppel Certificate. Merchant will at every and all times, and from time to time, upon at least one (1) day’s prior notice from        to Merchant, execute, acknowledge and deliver to        and/ or to any other person, firm or corporation specified by       , a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been repaid.

2.9 No Bankruptcy. As of the date of this Agreement, Merchant and additional entity Guarantors are not insolvent and do not contemplate filing for bankruptcy in the next six months and Merchant and Guarantor(s) have not consulted with a bankruptcy attorney or filed any petition for bankruptcy protection under the United States Code and there has been no involuntary petition brought or pending against Merchant or Guarantor(s). Merchant and Guarantor further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

2.10 Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.11 Defaults under Other Contracts. Merchant and Guarantor’s execution of, and/or performance under this Agreement, will not cause or create an event of default under any contract with another person or entity.

2.12 Good Faith. Merchant and Guarantors hereby affirm that Merchant is receiving the Purchase Price and selling        the Purchased Amount in good faith and will use the Purchase Price funds to maintain and grow Merchant’s business.

3. EVENTS OF DEFAULT AND REMEDTES

3.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Merchant or Guarantor shall violate any term or covenant in this Agreement;

(b) Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made;

(c) The sending of notice of termination by Merchant or verbally notifying        of its intent to breach this Agreement;

(d) On four or more occasions in a month, the Merchant fails to give        24 hours advance notice that there will be insufficient funds in the account such that the ACH of the Remittance amount will not be honored by Merchant’s bank.

(f) Merchant shall transfer or sell all or substantially all of its assets;

(g) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant;

(h) Merchant shall encumber its receipts or obtain any financing, loan, or merchant cash advance after the date        remits the purchase price

(i) The Guaranty of any Entity Guarantor shall for any reason cease to be in full force and effect.

(j) Merchant shall sell any receivables contemporaneous with the execution of this Agreement (“Double Fund”) without the consent of

(k) Merchant shall use multiple depository accounts without the prior written consent of

(l) Merchant shall change its depositing account without the prior written consent of       ; or

(m) Merchant shall close its depositing account used for ACH debits without the prior written consent of        is unable to successfully debit

(n) the Account due to any blocked payment placed on       ‘s debits by or at the instructions of Seller. Merchant or Guarantor shall default

(o) under any of the terms, covenants and conditions of any other agreement with

3.2 Limited Guaranty of Performance. In the Event of a Default,        will enforce its rights against the Guarantors of this transaction. Said Guarantors will be jointly and severally liable to        for all of       ‘s losses and damages, in additional to all costs and expenses and legal fees associated with such enforcement.

PAGE 3	Initials:

3.3 Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4. hereof,        may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder (including the Guaranty of Performance) or any other legal or equitable right or remedy, and enforcing the Security Agreement contained herein. All rights, powers and remedies of        in connection with this Agreement may be exercised at any time by        after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.4 Costs. Merchant shall pay to        all reasonable costs associated with (a) an Event or Default, (b) breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and(c) the enforcement of       ‘s remedies set forth in this Agreement, including but not limited to court costs and attorneys’ fees, as well as collections costs and fees. (Collectively, “Reasonable Damages”). The parties agree that        shall not be required to prove or itemize its Reasonable Damages, and that the fair value of the Reasonable Damages shall be calculated at not less than twenty-five percent. (25%) of the undelivered purchased amount of future receipts upon the occurrence of an event of default, or five thousand dollars ($5,000.000), whichever is greater.

3.5 Required Notifications. Merchant and Guarantor are required to give        written notice within 24 hours of any filing under the United States Bankruptcy Code. Merchant is required to give        seven days’ written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock.

4. MTSCELLANEOUS

4.1 Modifications. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by

4.2 Assignment.        may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part.

4.3 Notices. All notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to        shall become effective only upon receipt by        Notices to Merchant shall become effective three days after mailing.

4.4 Waiver Remedies. No failure on the part of        to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5 Binding Effect; This Agreement shall be binding upon and inure to Merchant,        and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of        which consent may be withheld in       ‘s sole discretion.        reserves the rights to assign this Agreement with or without prior written notice to Merchant.

4.6 Governing Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, be instituted in any court sitting in New York State (the “Acceptable Forums”). Merchant and each Guarantor agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by        to transfer such proceeding to an Acceptable Forum.

4.7 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.8 Interpretation and Attorney Review. All Parties hereto have had the opportunity to consult with an attorney regarding this Agreement and have either done so to their satisfaction or voluntarily and knowingly declined to do so. No construction determinations shall be made against either Party hereto as drafter.

4.9 Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.10 Entire Agreement. This Agreement and the Security Agreement and Guaranty hereto embody the entire agreement between Merchant and        and supersede all prior agreements and understandings relating to the subject matter hereof.

4.11 JURY TRTAL WATVER. THE PARTTES HERETO WATVE TRTAL BY JURY TN ANY COURT TN ANY SUTT, ACTTON OR PROCEEDTNG ON ANY MATTER ARTSTNG TNCONNECTTON WTTH OR TN ANY WAY RELATED TO THE TRANSACTTONS OR THE ENFORCEMENT HEREOF. THE PARTTES HERETO ACKNOWLEDGE THAT EACH MAKES THTS WATVER KNOWTNGLY, WTLLTNGLY AND VOLUNTARTLY AND WTTHOUT DURESS, AND ONLY AFTER EXTENSTVE CONSTDERATTON OF THE RAMTFTCATTONS OF THTS WATVER WTTH THETR ATTORNEYS.

4.12 CLASS ACTTON WATVER. THE PARTTES HERETO WATVE ANY RTGHT TO ASSERT ANY CLATMS AGATNST THE OTHER PARTY AS A REPRESENTATTVE OR MEMBER TN ANY CLASS OR REPRESENTATTVE ACTTON, EXCEPT WHERE SUCH WATVER TS PROHTBTTED BY LAW AS AGATNST PUBLTC POLTCY. TO THE EXTENT ETTHER PARTY TS PERMTTTED BY LAW OR COURT OF LAW TO PROCEED WTTH A CLASS OR REPRESENTATTVE ACTTON AGATNST THE OTHER, THE PARTTES HEREBY AGREE THAT: (1) THE PREVATLTNG PARTY SHALL NOT BE ENTTTLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCTATED WTTH PURSUTNG THE CLASS OR REPRESENTATTVE ACTTON (NOT WTTHSTANDTNG ANY OTHER PROVTSTON TN THTS AGREEMENT); AND (2) THE PARTY WHO TNTTTATES OR PARTTCTPATES AS A MEMBER OF THE CLASS WTLL NOT SUBMTT A CLATM OR OTHERWTSE PARTTCTPATE TN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATTVE ACTTON.

4.13 SERVTCE OF PROCESS. TN ADDTTTON TO THE METHODS OF SERVTCE ALLOWED BY THE NEW YORK STATE CTVTL PRACTTCE LAW & RULES (“CPLR”), MERCHANT AND EACH GUARANTOR HEREBY WATVE PERSONAL SERVTCE OF ANY SUMMONS AND/ COMPLATNT OR OTHER PROCESS TO COMMENCE ANY LTTTGATTON OR ARBTTRATTON AND CONSENT, TN THE EVENT OF DEFAULT HEREUNDER, TO SERVTCE OF PROCESS UPON TT BY FTRST CLASS MATL, OR CERTTFTED MATL RETURN RECETPT REQUESTED. SERVTCE HEREUNDER SHALL BE DEEMED EFFECTTVE AND COMPLETE UPON MERCHANT’S OR GUARANTOR’S ACTUAL RECETPT OF THE SERVTCE OF PROCESS OR THREE DAYS AFTER MATLTNG TO ANY ADDRESSES OF MERCHANT AND GUARANTOR PROVTDED TN WRTTTNG TO       OR THE LAST KNOWN ADDRESS OF MERCHANT AND GUARANTOR. MERCHANT AND GUARANTOR MUST PROMPTLY NOTTFY       , TN WRTTTNG, OF EACH AND EVERY CHANGE OF ADDRESS. MERCHANT AND GUARANTOR WTLL HAVE THTRTY (30) CALENDAR DAYS AFTER SERVTCE TS COMPLETE TN WHTCH TO RESPOND.

4.14A RBTTRATTON. TF      , MERCHANT OR ANY GUARANTOR REQUESTS, THE OTHER PARTTES AGREE TO ARBTTRATE ALL DTSPUTES AND CLATMS ARTSTNG OUT OF OR RELATTNG TO THTS AGREEMENT. TF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DTSPUTE SETTLED BY ARBTTRATTON, THAT PARTY MUST FTRST SEND TO ALL OTHER PARTTES, BY CERTTFTED MATL, A WRTTTEN NOTTCE OF TNTENT TO ARBTTRATE. TF BUYER, SELLER OR ANY GUARANTOR DOES NOT REACH AN AGREEMENT TO RESOLVE THE CLATM WTTHTN 10 DAYS AFTER THE NOTTCE TS SENT,       , MERCHANT OR ANY GUARANTOR MAY COMMENCE AN ARBTTRATTON PROCEEDTNG WTTH THE AMERTCAN ARBTTRATTON ASSOCTATTON (“AAA”). ALL ARBTTRATTONS SHALL TAKE PLACE TN ETTHER KTNGS OR NASSAU COUNTY TN NEW YORK. THE PARTY TNTTTTATTNG THE ARBTTRATTON MUST PAY THE FTLTNG FEE. EACH PARTY SHALL PAY TTS OWN ARBTTRATTON FEES. BUYER, SELLER OR ANY GUARANTOR MAY BRTNG CLATMS AGATNST ANY OTHER PARTY ONLY TN THETR TNDTVTDUAL CAPACTTY, AND NOT AS A PLATNTTFF OR CLASS MEMBER TN ANY PURPORTED CLASS OR REPRESENTATTVE PROCEEDTNG. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBTTRATOR MAY NOT CONSOLTDATE PROCEEDTNGS FOR MORE THAN ONE PERSON’S CLATMS, AND MAY NOT OTHERWTSE PRESTDE OVER ANY FORM OF A REPRESENTATTVE OR CLASS PROCEEDTNG, AND THAT TF THTS SPECTFTC PROVTSTON TS FOUND UNENFORCEABLE, THEN THE ENTTRETY OF THTS ARBTTRATTON CLAUSE SHALL BE NULL AND VOTD.

4.15 Counterparts. This Agreement may be executed in multiple counterparts, and each of such counterparts so executed shall be deemed an original. All such counterparts together shall be deemed to constitute one Agreement as if signed by all parties hereto. A telecopy or facsimile or electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the parties whose signatures appear thereon.

4.16 Facsimile & Digital Acceptance. Facsimile signatures and digital signatures hereon shall be deemed acceptable for all purposes.

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